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      ESPEED'S CHAIRMAN HOWARD W. LUTNICK DISCUSSES THE COMPANY'S BUSINESS

                  o    eSpeed mourns the loss of 180 of its valued employees
                  o Our inspired survivors re-established US connectivity to our global network prior to US bond markets reopening
                  o eSpeed system maintains dominant US Treasury market share, 100% electronic
                  o    eSpeed globally operational

NEW YORK, NY - October 4, 2001 - eSpeed, Inc. (NASDAQ: ESPD), Cantor Fitzgerald's publicly traded electronic marketplace and trading technology company, for the first time today will discuss with analysts and investors the impact of the horrific and tragic events on September 11, 2001 and the Company's business. The Company's Chairman, CEO and President, Howard W. Lutnick, will discuss the tremendous loss of eSpeed's heroic employees and the pride and dedication of the Company's survivors.

OUR PEOPLE

"Nothing can compare to the enormity of our loss of life," said Mr. Lutnick. "This tragic event has taken from us over one third of eSpeed's employees, including half of our senior leadership. However, what we have learned from this horrendous act is that it is impossible, impossible, to destroy the spirit of our eSpeed family and together we are forging ahead. The unity and togetherness of our eSpeed family are unprecedented in the business world. We will remain the market leader with the foremost electronic trading platform in the world and in doing so honor the integrity of those employees, executives, family and friends we have lost."

The survivors, those employees that have worked tirelessly to keep eSpeed running, include approximately 306 inspired, extraordinary individuals. The 306 include virtually all of eSpeed's top senior technology executives and more than 260 technology related employees. This group is responsible for the eSpeed platform's unprecedented resiliency and functionality. The Company's success will continue in the capable hands of these heroic individuals.

Currently, the Company is working closely with eSpeed's auditors, Deloitte & Touche, to support the accounting and finance functions, and eSpeed has begun a search for a new Chief Financial Officer.

STRONG ASSETS

Along with our 306 employees, most of eSpeed's other competitive assets remain intact. eSpeed's scaleable and extendable trading platform restored global connectivity to the US 47 hours after the attacks, in time for the reopening of the US Treasury market. Although eSpeed previously had three data centers, including the World Trade Center, the Company's other two centers in Rochelle Park, NJ and London, England were invaluable in maintaining the Company's capacity, which continued to handle massive volumes in the days and weeks that followed the attacks. The Company does not expect to rebuild a third data center at this time. The two existing sites will run concurrently and redundantly, backing up each other. In addition, eSpeed's proprietary software was unharmed and continues to operate seamlessly.

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Mr. Lutnick continued, "The lengths to which our employees across the globe worked to ensure the eSpeed system maintained its global connectivity speak volumes about each of our employees' depth of character. With so much pain from the loss of their business family, they dedicated themselves back to eSpeed in honor of those we lost. The accomplishments of our staff stand as a testament to their love of those friends we have lost. With respect to US Treasuries, while the Cantor Fitzgerald voice brokerage operation has ceased, eSpeed's fully electronic market for US Treasuries has been virtually unimpaired. We continue to dominate the global brokerage benchmark Treasuries, taking the lion's share of the business, especially on the busiest of days.

While Cantor Fitzgerald's superb voice broker business was dramatically impacted by its unimaginable and tremendous loss of life, all of the functionality of eSpeed's technology platform remains completely intact due to our redundant global systems.

Among the other assets the Company owns is an extensive portfolio of patents, including the Wagner and Lawrence Patents. The strategic partnerships and software solutions agreements the Company has forged continue and our partners and business associates have expressed their support and desire to see the Company succeed. Moreover, eSpeed's joint ventures, such as TradeSpark and Freedom, continue to perform well. Freedom continued to function uninterrupted and TradeSpark resumed electronic trading on September 25, 2001.

Mr. Lutnick commented, "eSpeed's assets, which include its $154 million cash balance, its extraordinarily resilient and redundant real time trading network, and its unified, heroic global family of employees will undoubtedly create extraordinary shareholder value for those with the understanding, commitment and faith in the Company's potential. We appreciate the encouragement, caring and outpouring of support we have received from our incredible shareholders and analysts. Your words and prayers have meant the world to us."

eSpeed expects to vigorously pursue payments from its $40 million property and casualty insurance and $25 million business interruption insurance. Although the Company cannot predict the timing or exact amount of payments, at this time, eSpeed expects the Company's capital expenditure requirements over the next 12 months will be more than offset by the Company's insurance coverage.

MOVING FORWARD

"Our stock will begin trading tomorrow," said Lutnick. "And those investors who can comprehend the enormity of what this Company has already rebounded from and those investors who have an inkling of our passion for this business will know that eSpeed will never forget, never settle and never give up. It is our promise that this Company will stand as a testament to those we have lost and a badge of honor to those who have survived. In our view, eSpeed will become, along with Cantor Fitzgerald, an American business miracle."

On September 10, 2001, eSpeed announced that the Company's Board of Directors had approved a $40 million stock repurchase program. This program was reaffirmed by the Board on October 3, 2001. The Company will aggressively pursue the buying of its shares and continues to see this action as one of the most attractive uses for its capital.

The Company will provide the investment community with another formal update before its Form 10-Q is filed by November 14, 2001. This update will provide more detailed insight on the progress eSpeed is making and the strategic direction of the Company.

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A SPECIAL THANKS

eSpeed expressed a special thanks to those friends, families, volunteers, business partners, clients, shareholders and analysts that have provided the Company with tremendous assistance and support during these difficult and trying times. "The support we have received has been truly amazing. We thank all those who have stood by us, continue to stand by us and will stand by us. We will make you proud of the effort we are undertaking and the results we produce. All of eSpeed appreciates your guidance, counsel and support," Mr. Lutnick concluded.

ABOUT ESPEED, INC.
------------------

eSpeed, Inc. is the electronic trading subsidiary of Cantor Fitzgerald. eSpeed is a leading developer of electronic marketplaces and related trading technology solutions and the Company operates multiple buyer/multiple seller real-time electronic marketplaces. eSpeed's suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial and non-financial products via the Internet or over eSpeed's global private network.

Statements contained in this Press Release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: the effects of the attack on the World Trade Center, the limited operating history of eSpeed, Inc., its ability to enter into marketing and strategic alliances, to effectively manage its growth, to expand the use of its electronic systems, and to induce clients to use its marketplaces and services and other factors that are discussed in eSpeed's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission.

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Media:  Edelman Public Relations
        Jeff Siegel, 212/816-4863 or
        Mike Holloway, 212/704-4532

Investors:  Thomson Financial/Carson
            Abbe Goldstein or
            Jeremy Skule
            212/701-1943